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                                                                   Exhibit 10.26


                            FIRST AMENDMENT OF LEASE


         THIS FIRST AMENDMENT OF LEASE (this "AMENDMENT") is made as of the 8th day of October, 2004 (the "EFFECTIVE DATE"), by BHX, LLC, a Massachusetts limited liability company, as Trustee of First Binney Realty Trust ("LANDLORD"), and EPIX PHARMACEUTICALS, INC., a Delaware corporation, formerly known as Epix Medical, Inc. ("TENANT").

                                    RECITALS

         A. Landlord and Tenant are parties to a Lease, dated as of September 30, 2003 (the "LEASE"), pursuant to which Landlord has leased to Tenant space in the building located at and commonly known as 161 First Street, Cambridge, Massachusetts. All capitalized terms used in this Amendment which are defined in the Lease and not otherwise defined in this Amendment shall have the meanings given in the Lease.

         B. Landlord and Tenant desire to amend the Lease to add to the Premises approximately 4,427 leasable square feet of space on the second floor of the Building (the "ADDITIONAL SPACE"), as depicted on EXHIBIT B hereto, on and subject to the terms and conditions set forth below.

                             STATEMENT OF AMENDMENT

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. ADDITION OF ADDITIONAL SPACE. The Additional Space shall be added to the Premises, on and subject to the following terms and conditions:

                  a. TIMING. The Additional Space shall be added to the Premises as of the Effective Date. However, Base Rent and Additional Rent with respect to the Additional Space will not commence until January 1, 2005 (the "EXPANSION DATE"). Tenant's use and occupancy of the Additional Space from the Effective Date until the Expansion Date shall be on and subject to all of the terms and conditions of the Lease (as amended hereby), other than the obligation to pay Base Rent and Additional Rent for the Additional Space for such period.

                  b. ADDITIONAL SPACE IMPROVEMENTS. Landlord shall deliver the Additional Space to Tenant on the Effective Date, as is, but in broom clean condition and free of any occupants, and Landlord shall not have any obligation to make any alterations or improvements to the Additional Space; provided, however, that Landlord shall cause the building systems serving the Additional Space to be in good operating condition and operationally in compliance with applicable laws as of the Effective Date. Tenant may make alterations and improvements to the Additional Space ("ADDITIONAL SPACE IMPROVEMENTS"), on and subject to the terms and conditions set forth in Section 7.5 of the Lease. Without limiting the generality of the immediately preceding sentence, Tenant may make Additional Space Improvements only in accordance with plans and specifications approved by Landlord, which approval shall not be unreasonably withheld, and Landlord will respond to any request by Tenant for approval of plans and specifications for Additional Space Improvements within five (5) business days after submittal by Tenant. Unless, as a condition of approving plans and specifications for Additional Space Improvements, Landlord requires removal of such Additional Space Improvements upon termination of the Lease, Tenant will not be required to remove Additional Space Improvements upon termination of the Lease. Tenant shall be responsible for all costs of designing and performing any Additional Space Improvements, subject to application of the Redecorating Allowance (as defined in Section 1c of this Amendment) and, if applicable, the Supplemental Allowance (as defined in Section 1d of this Amendment).

                  c. REDECORATING ALLOWANCE. Landlord shall provide to Tenant an allowance (the "REDECORATING ALLOWANCE") not to exceed $22,135.00 ($5.00 per square foot) to pay or reimburse Tenant for actual out-of-pocket costs incurred by Tenant not later than six months after the Expansion Date to

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carpet and/or paint the Additional Space. Disbursement of the Redecorating
Allowance to pay or reimburse Tenant for such costs shall be conditioned on the subject work having been performed in accordance with the Lease, shall be subject to Landlord's approval of a written request for payment with supporting invoices, and shall be made by Landlord within thirty (30) days after Landlord's receipt of written request with supporting invoices. Landlord may inspect the subject work as a condition of making any requested disbursement of the Redecorating Allowance to confirm the performance of such work.

                  d. SUPPLEMENTAL ALLOWANCE. At the written request of Tenant made prior to the Expansion Date, Landlord shall provide to Tenant an allowance (the "SUPPLEMENTAL ALLOWANCE") in an amount up to $66,405.00 ($15.00 per square foot) to pay or reimburse Tenant for actual out-of-pocket costs incurred by Tenant not later than six months after the Expansion Date to design and perform Additional Space Improvements. The Supplemental Allowance, if requested by Tenant, shall be in addition to the Redecorating Allowance. Disbursement of the Supplemental Allowance to pay or reimburse Tenant for such costs shall be conditioned on the subject Additional Space Improvements having been performed in accordance with the Lease, shall be subject to Landlord's approval of a written request for payment with supporting invoices, and shall be made by Landlord within thirty (30) days after Landlord's receipt of written request with supporting invoices. Landlord may inspect the subject Additional Space Improvements as a condition of making any requested disbursement of the Supplemental Allowance to confirm the performance of such Additional Space Improvements. If Landlord provides the Supplemental Allowance as provided above, then the monthly Base Rent for the Additional Space from the Expansion Date through the remainder of the Initial Term shall be increased by the amount on the monthly payment of principal and interest which would fully amortize the amount of the Supplemental Allowance provided by Landlord, together with interest at the rate of ten percent (10%) per annum, in equal monthly payments over such period.

                  e. BASE RENT. Base Rent for the Additional Space from the Expansion Date through the remainder of the Initial Term shall be as follows (subject to increase on the basis of any Supplemental Allowance provided by Landlord as provided in Section 1d of this Amendment):


                                                   ANNUAL           MONTHLY          PSF
         PERIOD                                    RATE             RATE             RATE
         -------------------------------------------------------------------------------------
         January 1, 2005 - December 31, 2005       $90,753.50       $7,562.79        $20.50

         January 1, 2006 - December 31, 2006       $95,180.50       $7,931.71        $21.50

         January 1, 2007 - December 31, 2007       $99,607.50       $8,300.63        $22.50

If the Base Rent for the Additional Space is increased on the basis of a Supplemental Allowance provided by Landlord, the parties will enter into an amendment of the Lease confirming such increase in the Base Rent.

Base Rent for the Additional Space for the Extension Term, if applicable, shall be the same as the Base Rent for the remainder of the Premises.

                  f. ADDITIONAL RENT. Additional Rent for the Additional Space from the Expansion Date through the remainder of the Initial Term shall be the same as the Additional Rent for the remainder of the Premises; provided, however, that the Base Tax Fiscal Year for purposes of determining Tenant's Tax Escalation for the Additional Space shall be Tax Fiscal Year 2005 (which is from July 1, 2004 through June 30, 2005).

                  g. PARKING. Tenant's Parking Allocation shall be increased by six (6) parking spaces in connection with the addition of the Additional Space to the Premises.


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         2. AMENDMENTS OF LEASE. In furtherance of the provisions of Section 1 of this Amendment, the Lease is amended as follows:

                  a. ITEM 3A. Item 3A of the Summary of Basic Terms is deleted in its entirety and the following substituted in place thereof:

         "3A. PREMISES: Until October 8, 2004, all of the third floor and a portion of the first floor of the Building as depicted on EXHIBIT B to this Lease (the "ORIGINAL PREMISES"). From and after October 8, 2004, the Original Premises and that portion of the second floor of the Building as depicted on EXHIBIT B to this Lease (the "ADDITIONAL SPACE")."

                  b. ITEM 3C. Item 3C of the Summary of Basic Terms is deleted in its entirety and the following substituted in place thereof:

         "3C. LEASABLE SQUARE FOOTAGE OF PREMISES (which includes a proportionate share of the common areas of the Building):
               Until the Expansion Date, 13,688 square feet, of which 9,358 square feet are located on the third floor of the Building and 4,330 square feet are located on the first floor of the Building. From and after the Expansion Date, 18,115 square feet, of which 9,358 square feet are located on the third floor of the Building, 4,330 square feet are located on the first floor of the Building and 4,427 square feet are located on the second floor of the Building."

                  c. ITEM 7. Item 7 of the Summary of Basic Terms is deleted in its entirety and the following substituted in place thereof:

         "7. TENANT'S PARKING ALLOCATION: Twenty-four (24) parking spaces in the Parking Areas, subject to the provisions of Section 2.3."

                  d. ITEM 8. Item 8 of the Summary of Basic Terms is deleted in its entirety and the following substituted in place thereof:

         "8. BASE RENT: The Base Rent is as follows:


                                                    ANNUAL            MONTHLY        PSF
         PERIOD                                     RATE              RATE           RATE
         ------------------------------------------------------------------------------------------
         November 1, 2003 - December 31, 2004       $307,980.00       $25,665.00     $22.50

         January 1, 2005 - October 31, 2005         $398,733.50       $33,227.79     $22.50/$20.50

         November 1, 2005 - December 31, 2005       $426,109.50       $35,509.13     $24.50/$20.50

         January 1, 2006 - December 31, 2006        $430,536.50       $35,878.04     $24.50/$21.50

         January 1, 2007 - December 31, 2007        $434,963.50       $36,246.96     $24.50/$22.50

         NOTE: Where two psf rates are stated above for a particular period, such rates are for the Original Premises and the Additional Space, respectively.

         The Base Rent during the Extension Term will be determined in accordance with Section 4.1(b)."


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                  e. ITEM 9B. Item 9B of the Summary of Basic Terms is deleted in its entirety and the following substituted in place thereof:

         "9B. TENANT'S INSURANCE ESCALATION: Tenant's Share of the amount by which (i) the Insurance Costs for any calendar year exceed
                  (ii) the Insurance Costs for the Base Year, payable monthly (when base exceeded) in equal installments."

                  f. ITEM 9C. Item 9C of the Summary of Basic Terms is deleted in its entirety and the following substituted in place thereof:

         "9C. TENANT'S OPERATING COST ESCALATION: Tenant's Share of the amount by which (i) the Operating Costs for any calendar year exceed (ii) the Operating Costs for the Base Year, payable monthly (when base exceeded) in equal installments."

                  g. ITEM 9D. Item 9D of the Summary of Basic Terms is deleted in its entirety and the following substituted in place thereof:

         "9D.     TENANT'S TAX ESCALATION: Tenant's Share of the amount by which
                  (i) the Taxes for any Tax Fiscal Year exceed (ii) the Taxes for the Base Tax Fiscal Year, payable monthly (when base exceeded) in equal installments; provided, however, that Tenant's Tax Escalation determined as provided above shall be reduced by 9.7% of the amount, if any, by which the Taxes for Tax Fiscal Year 2005 (which is from July 1, 2004 through June 30, 2005) exceed the Taxes for the Base Tax Fiscal Year."

                  h. DEFINITION OF TENANT'S SHARE. The definition of Tenant's Share in Article I of the Lease is deleted in its entirety and the following substituted in place thereof:

                  ""TENANT'S SHARE" means the amount (expressed as a percentage) equal to (a) the Floor Area of the Premises DIVIDED BY (b)(i) the Floor Area of the Building minus (ii) the Floor Area of the Common Areas of the Building. The percentage determined by the preceding sentence shall be rounded to the nearest one-tenth of one percent (0.1%). Prior to the Expansion Date, Tenant's Share is 29.9%. From and after the Expansion Date, Tenant's Share is 39.5%, subject to adjustment in the event of an increase or decrease in the Leasable Square Footage of the Premises."

                  i. ADDITIONAL DEFINITIONS. The following definitions are added to Article I of the Lease:

                  ""ADDITIONAL SPACE" has the meaning set forth in Item 3A of the Summary of Basic Terms.

                  "ORIGINAL PREMISES" has the meaning set forth in Item 3A of the Summary of Basic Terms."

                  j. SECTION 2.3. The first sentence of Section 2.3 of the Lease is deleted in its entirety and the following substituted in place thereof:

         "Subject to the Rules and Regulations, Tenant Invitees are authorized to park not more than twenty-four (24) passenger automobiles, at any time, in the Parking Areas in common with Landlord and other tenants of Landlord's Property from time to time."

                  k. EXHIBIT B. Exhibit B to the Lease is deleted in its entirety and Exhibit B to this Amendment is substituted in place thereof.

         3. BROKER. Each party represents that it has not dealt with any Person in connection with this Amendment other than officers, employees and attorneys of Landlord, Tenant and Brokers. Each party shall indemnify and save harmless the other from and against all claims, liabilities, costs and expenses incurred as a result of any breach of the foregoing representation. Landlord shall pay the


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broker's fee payable to McCall & Almy in connection with this Amendment in accordance with a separate agreement.

         4. INCONSISTENCIES; CONTINUING EFFECT OF LEASE. To the extent that the provisions of this Amendment are inconsistent with the provisions of the Lease, the provisions of this Amendment will control and the Lease will be deemed to be amended hereby. Except as amended by this Amendment, the provisions of the Lease remain in full force and effect.

         5. MULTIPLE COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which will be an original, but all of which, taken together, will constitute one and the same Amendment.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first aforesaid.

                                   BXH, LLC, as Trustee of First Binney Realty
                                   Trust


                                   By:
                                       ----------------------------------------
                                   Name:
                                         --------------------------------------
                                   Title:
                                          -------------------------------------

                                   EPIX PHARMACEUTICALS, INC.


                                   By:
                                       ----------------------------------------
                                   Name:
                                         --------------------------------------
                                   Title:
                                          -------------------------------------


EXHIBIT B - floor plan depicting Premises, including Additional Space



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